UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 12, 2003

Wynn Resorts, Limited
(Exact name of registrant as specified in its charter)

Nevada	000-50028	46-0484987
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	( IRS Employer Identification No.)

3145 Las Vegas Boulevard South Las Vegas, Nevada	89109
(Address of principal executive offices)	(Zip Code)

(702) 733-4444
(Registrant's telephone number, including area code)

Item 5.          Other Events.

        On June 12, 2003, the Registrant agreed to enter into a strategic business alliance with Société des Bains de Mer et du Cercle des Etrangers à Monaco, a société anonyme Monegasque organized under the laws of the Principality of Monaco (“SBM”) that provides for, among other things, the mutual exchange of management and marketing expertise. In connection with the strategic alliance, the Registrant agreed to sell 3,000,000 shares of its common stock to SBM in a privately negotiated, all cash transaction for US$15.00 per share, representing approximately 3.6% of the outstanding shares of the Registrant. In return, SBM has agreed, subject to certain exceptions, to refrain from transferring its shares of the Registrant’s common stock prior to April 1, 2005 and will be entitled to certain registration rights thereafter. The consummation of the transaction remains subject to approval by the Principality of Monaco, which is expected to happen prior to June 20, 2003. There can be no assurance that such approval will be obtained. A copy of the press release issued by the Registrant and SBM on June 12, 2003 with respect to the transaction is attached to this report as Exhibit 99.1 and is incorporated by reference herein.

Item 7.          Financial Statements, Pro Forma Financial Information and Exhibits.

(c) Exhibits:

Exhibit Number	Description

10.1	Purchase Agreement, dated June 12, 2003, between Wynn Resorts, Limited and Société des Bains de Mer et du Cercle des Etrangers à Monaco.
10.2	Registration Rights Agreement, dated June 12, 2003, between Wynn Resorts, Limited and Société des Bains de Mer et du Cercle des Etrangers à Monaco.
99.1	Press release, dated June 12, 2003, by Wynn Resorts, Limited and Société des Bains de Mer et du Cercle des Etrangers à Monaco.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	June 12, 2003

Wynn Resorts, Limited

By:	/s/ John Strzemp

John Strzemp
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

10.1	Purchase Agreement, dated June 12, 2003, between Wynn Resorts, Limited and Société des Bains de Mer et du Cercle des Etrangers à Monaco.
10.2	Registration Rights Agreement, dated June 12, 2003, between Wynn Resorts, Limited and Société des Bains de Mer et du Cercle des Etrangers à Monaco.
99.1	Press release, dated June 12, 2003, by Wynn Resorts, Limited and Société des Bains de Mer et du Cercle des Etrangers à Monaco.